WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5

ANTARES RESOURCES CORPORATION
Financial Data Schedules
As of June 30, 1996 and for the nine-month period then ended
Article 5 of Regulation S-X

This schedule contains summary financial information extracted from the condensed consolidated financial statements filed with Form 10QSB for the quarterly period ended June 30, 1996 and is qualified in its entirety by reference to such financial statements.


Item Description
<PERIOD TYPE>               9-mos
<FISCAL YEAR END>                       SEP-30-96
<PERIOD END>    JUN-30-96
Cash  844,176
Securities    0
Receivables   224,616
Allowances    10,000
Inventory     1,107,002
Current Assets        2,238,172
PP&E  2,308,783
Depreciation  69,669
Total Assets  10,424,435
Current Liabilities   869,156
Bonds 505,941
Preferred Mandatory   0
Preferred    1,260
Common stock  24,254
Other SE      9,023,824
Total-Liabilities-Equity      10,424,435
Sales 1,971,941
Total Revenues        1,971,941
CSG   1,713,221
Total Costs   1,713,221
Other-Expenses        1,314,023
Loss Provisions       0
Interest-Expense      67,732
Income-Pretax (974,056)
Income-Tax    0
Income-Continuing     (974,056)
Discontinued  (806,616)
Extraordinary 0
Cumulative    0
Net income or loss    (1,780,672)
Earnings-Primary      (0.05)
Earnings-Diluted      0


